SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

HOLLY CORPORATION

(Name of Company as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Company)

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HOLLY CORPORATION

100 Crescent Court
Suite 1600
Dallas, Texas 75201-6927

April [     ], 2004

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Holly Corporation to be held on Thursday, May 13, 2004, at 9:30 a.m., local time, in Suite 200, First National Bank Building, 303 West Main, Artesia, New Mexico. Please find enclosed a notice to stockholders, a Proxy Statement describing the business to be transacted at the meeting, a form of proxy for use in voting at the meeting and an Annual Report for Holly Corporation.

      At the Annual Meeting, you will be asked (i) to elect nine directors to the Board of Directors of the Company; (ii) to approve an amendment to the Company’s Restated Certificate of Incorporation increasing the number of authorized shares of the Company’s common stock, par value $.01, to 50,000,000; and (iii) to act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      We hope that you will be able to attend the Annual Meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy card or grant your proxy by Internet or telephone, as described on the enclosed proxy card, as promptly as possible. It is important that your shares be represented at the meeting.

Very truly yours,

LAMAR NORSWORTHY
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed proxy card or to grant your proxy by the Internet or by telephone, as described on the enclosed proxy card, as promptly as possible. Returning your proxy card or granting your proxy by the Internet or by telephone will help the Company assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the meeting may vote in person even if he or she has returned the proxy card or has granted his or her proxy by telephone.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
SOLICITATION AND REVOCABILITY OF PROXIES
VOTING AND QUORUM
PROPOSAL ONE -- ELECTION OF DIRECTORS
PROPOSAL TWO -- AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES
OWNERSHIP OF SECURITIES
DIRECTORS
MEETINGS AND COMMITTEES OF DIRECTORS
STOCKHOLDER NOMINATING PROCEDURES AND COMMUNICATIONS WITH THE BOARD
EXECUTIVE OFFICERS
CODE OF BUSINESS CONDUCT AND ETHICS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT FEES
STOCK PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADDITIONAL INFORMATION
APPENDIX A
APPENDIX B

HOLLY CORPORATION

100 Crescent Court
Suite 1600
Dallas, Texas 75201-6927

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April [      ], 2004

       PLEASE TAKE NOTICE that the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Holly Corporation (the “Company”) will be held on Thursday, May 13, 2004, at 9:30 a.m. local time, in Suite 200, First National Bank Building, 303 West Main, Artesia, New Mexico, to consider and vote on the following matters:

1. Election of nine directors to serve on the Board of Directors (the “Board of Directors”) of the Company until the Company’s next annual meeting;

2. Approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $.01 (the “Common Stock”); and

3. Such other business as may properly come before the meeting, or any postponement or adjournment thereof.

      The Company’s Annual Report for its year ending December 31, 2003 is being distributed with this Proxy Statement.

      The close of business on March 25, 2004 (the “Record Date”), has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days preceding the Annual Meeting at the Company’s offices at the address on this notice, and also at the Annual Meeting.

      Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card or grant your proxy by the Internet or telephone, as described on the enclosed proxy card, as promptly as possible. You may revoke your proxy before the Annual Meeting as described in the Proxy Statement under the heading “Solicitation and Revocability of Proxies.” The prompt return of proxies will save the expense involved in further communications.

By Order of the Board of Directors:

W. JOHN GLANCY
Secretary

Dallas, TX

April [     ], 2004

PROXY STATEMENT

OF
HOLLY CORPORATION
100 Crescent Court
Suite 1600
Dallas, Texas 75201-6927

SOLICITATION AND REVOCABILITY OF PROXIES

      The Board of Directors requests your proxy for use at the Annual Meeting of Stockholders to be held on Thursday, May 13, 2004, and at any adjournment or postponement thereof. By signing and returning the enclosed proxy card or granting your proxy by the Internet or by telephone, you authorize the persons named on the proxy card, or in your telephonically and/or electronically-submitted proxy (collectively, the “Proxy”), to represent you and to vote your shares at the Annual Meeting. This Proxy Statement and the proxy card were first mailed to stockholders of the Company on or about April [     ], 2004.

      This solicitation of proxies is made by the Board of Directors and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, electronic mail, telegram or other forms of wire or facsimile communication. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock that those companies hold of record. The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.

      If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed proxy card, are represented by another proxy or have granted your proxy by the Internet or by telephone. You may revoke your proxy, whether granted by the Internet or by telephone or by returning the enclosed proxy card, at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company, (b) delivering written notice of revocation of the proxy to the Secretary of the Company, or (c) voting in person at the Annual Meeting. In addition, if you granted your proxy by the Internet or by telephone, you may revoke such grant by resubmitting your proxy by the Internet or by telephone at any time prior to 11:00 p.m., Eastern daylight time, on May 12, 2004. In the absence of any such revocation, shares represented by the persons named in the Proxies will be voted at the Annual Meeting.

VOTING AND QUORUM

      The only outstanding voting securities of the Company are shares of Common Stock. As of the close of business on the Record Date, there were [                    ] shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

      Each outstanding share of Common Stock is entitled to one vote. The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote as of the Record Date shall constitute a quorum at the Annual Meeting. The holders of a majority of the Common Stock entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting of the time and place of the holding of the adjourned meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Annual Meeting had a quorum originally been present. Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Annual Meeting. The persons named in the Proxy intend to vote in favor of any motion to adjourn the Annual Meeting to a subsequent day if, prior to the Annual Meeting, such persons have not received sufficient proxies to approve the proposals described in this Proxy Statement. If such a motion is approved but sufficient proxies are not received by the time set for the resumption of the Annual Meeting, this process will be repeated until sufficient proxies to vote in favor of the proposals described in this Proxy Statement have been received or it appears that sufficient proxies will not be received. Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy card does not have discretionary authority to vote on a particular item and has not received voting instructions with respect to that item.

PROPOSAL ONE — ELECTION OF DIRECTORS

      The Board of Directors has designated Matthew P. Clifton, W. John Glancy, William J. Gray, Marcus R. Hickerson, Thomas K. Matthews, II, Robert G. McKenzie, Lamar Norsworthy, Jack P. Reid and Paul T. Stoffel as nominees for election as directors of the Company at the Annual Meeting (each, a “Nominee”). All of the Nominees currently serve as directors of the Company. If elected, each Nominee will serve until the expiration of his term at the Annual Meeting of Stockholders in 2005 and until his successor is elected and qualified or until his earlier death, resignation or removal from office. For information about each Nominee, see “Directors.”

      The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. If a Nominee becomes unable or unwilling to serve prior to the election, your proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors, or the number of the Company’s directors will be reduced.

Required Vote and Recommendation

      The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Company’s Restated Certificate of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed in the Proxy or unless authority to vote is withheld, the Proxy will be voted for the election of each of the Nominees.

      The Board of Directors recommends a vote “FOR” the election of each of the nominees.

PROPOSAL TWO — AMENDMENT TO RESTATED CERTIFICATE

OF INCORPORATION TO INCREASE AUTHORIZED SHARES

      The Board of Directors is seeking stockholder approval to amend the Company’s Restated Certificate of Incorporation to increase the Company’s authorized shares of Common Stock to 50,000,000 shares.

Current Capital Structure

      As of March 25, 2004, the Company had [                    ] outstanding shares of Common Stock, [                    ] shares of Common Stock held in treasury, and no outstanding shares of Preferred Stock, plus outstanding options that would allow the holders of these securities to purchase approximately [                    ] additional shares of Common Stock, subject to the availability of a sufficient number of authorized shares of Common Stock upon exercise of these securities. The Company is currently authorized to issue 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

      The Board of Directors has determined that it is in the best interest of the Company and its stockholders to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 20,000,000 shares to 50,000,000 shares. The proposed amendment to the Company’s Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix A.

Purpose of the Proposal

      The Board of Directors has proposed this amendment to ensure that the Company has sufficient authorized shares available to provide the Company with flexibility in the future to enable the Company to issue shares for general corporate purposes in connection with, by way of example and without limitation, possible future equity financings, possible future acquisitions or mergers, providing equity incentives to employees, and payments of stock dividends, and affecting stock splits or other recapitalizations. The Company has no current plans, prospects or agreements for any use of any of the additional authorized shares that would be authorized by approval of Proposal Two (“Additional Shares”). The Additional Shares may be issued at such times, for such purposes, and for such consideration as the Board of Directors may determine to be in the best interests of the Company and its stockholders and, except as otherwise required by applicable law, without further authority from the stockholders of the Company.

      As of March 25, 2004, the maximum number of unreserved shares of Common Stock that may be issued by the Company was [          ]. If stockholders do not approve the increase in the Company’s authorized Common Stock, the Company may not be able to effect any of the general corporate purposes described above, or any combination thereof, if there are not a sufficient number of authorized shares of Common Stock.

Effect of Issuance of Additional Shares

      Issuance of any of the Additional Shares may, among other things, have a dilutive effect on earnings per share, and on stockholders’ equity and voting rights. Issuance of Additional Shares, or the perception that Additional Shares may be issued, may also adversely affect the market price of the Company’s Common Stock. Holders of Common Stock do not have preemptive rights to subscribe for any Additional Shares, if issued by the Company. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. If the Additional Shares are issued, there would be a dilutive effect on the Company’s per share earnings and on stockholder voting power, unless stockholders purchased additional shares to keep their percentage of ownership the same.

      In addition, if the Company were to sell or otherwise issue authorized but unissued Common Stock at a time when a takeover is pending or threatened, the issuance of the Additional Shares of Common Stock could discourage the takeover by making it more expensive for the person who wants to take the Company over to obtain control of the Company. The proposal is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor is the Board of Directors currently proposing to stockholders any anti-takeover measures.

Required Vote and Recommendation

      Adoption of Proposal Two requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock outstanding and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Company’s Restated Certificate of Incorporation and Bylaws, abstentions and broker non-votes will have the same effect as a vote against Proposal Two. Unless otherwise instructed in the Proxy or unless authority to vote is withheld, the Proxy will be voted for Proposal Two.

      The Board of Directors recommends a vote “FOR” amending the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to 50,000,000 shares.

OWNERSHIP OF SECURITIES

      The following table and the notes thereto set forth certain information regarding the beneficial ownership of Company Common Stock as of the Record Date by (i) each current director of the Company, (ii) the named executive officers of the Company, (iii) all executive officers and directors of the Company as a group and (iv) each other person known to the Company to own beneficially more than five percent of Company Common Stock outstanding on the Record Date. Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Holly Corporation, 100 Crescent Court, Dallas, Texas 75201-6927.

      The Company has determined beneficial ownership in accordance with SEC regulations. The number of shares beneficially owned by a person includes shares of Company Common Stock that are subject to stock options that are either currently exercisable or exercisable within 60 days after the Record Date. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, to the Company’s knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder. On the Record Date, there were [                    ] shares of Company Common Stock outstanding.

	Number of Shares		Percent of
	and Nature of		Common Stock
Name and Address of Beneficial Owner	Beneficial Ownership		Outstanding

Brown Brothers Harriman Trust Company of Texas, trustee in the names of Betty Regard, Margaret Simmons and Suzanne Bartolucci(1)	3,022,272	(2)	[	]%
2001 Ross Avenue
Dallas, Texas 75201-2996
Barclays Global Investors, N.A	854,485	(3)	[	]%
45 Fremont St. 17th Fl
San Francisco, CA 94105
Merrill Lynch Trust Company, FSB Trustee for Thrift Plan for Employees of Holly Corporation, Its Affiliates and Subsidiaries	[	](4)	[	]%
9603 South Meridian Boulevard
B-4-GES-SW
Englewood, Colorado 80112
Dimension Fund Advisors, Inc.	777,240	(5)	[	]%
1299 Ocean Avenue
Santa Monica, California 90401
FMR Corp.	405,800	(6)	[	]%
82 Devonshire Street
Boston, Massachusetts 02109
Lamar Norsworthy	[	](7)(8)(9)	[	]%
Nona Barrett	[	]	[	]%
P.O. Box 150
Crested Butte, Colorado 81224
Paul T. Stoffel	[	]	[	]%
Lamar Norsworthy and Brown Brothers Harriman Trust Company of Texas, as co-trustees of three trusts for the benefit of David Norsworthy and Nona Barrett, respectively(10)	[	](11)	[	]%
2001 Ross Avenue
Dallas, Texas 75201-2996
Matthew P. Clifton	[	](8)(9)	[	]%
Jack P. Reid	[	](8)	[	]%
W. John Glancy	[	](8)	[	]%

	Number of Shares		Percent of
	and Nature of		Common Stock
Name and Address of Beneficial Owner	Beneficial Ownership		Outstanding

William J. Gray	[	]	*
Stephen J. McDonnell	[	](8)	*
John A. Knorr(12)	[	](8)(9)	*
Marcus R. Hickerson	[	](13)	*
Robert G. McKenzie	[	]	*
Thomas K. Matthews, II	[	]	*
John V. Genova	[	](8)	*
All directors and executive officers as a group ([ ] persons)(14)	[	](8)(9)	[ ]%

*	less than one percent.

(1)	The named individuals are life beneficiaries and their “children and descendants,” of whom there are now eleven, are residuary beneficiaries of these trusts.

(2)	Brown Brothers Harriman Trust Company of Texas has filed with the SEC a Schedule 13G, dated June 14, 2001. Based on the Schedule 13G, Brown Brothers has sole voting power with respect to 1,511,136 shares and shared voting power with respect to 285,858 shares of Common Stock, and sole dispositive power with respect to 2,177,924 shares and shared dispositive power with respect to 285,858 of Common Stock.

(3)	Barclays Global Investors NA has filed with the SEC Schedule 13G, dated February 17, 2004. Based on the Schedule 13G, Barclays has sole voting power with respect to 803,779 shares and shared voting power with respect to no shares, and sole dispositive power with respect to 803,779 shares and shared dispositive with respect to no shares of Common Stock.

(4)	Voting power is shared with plan participants.

(5)	Dimensional Fund Advisors Inc. has filed with the SEC an amended Schedule 13G dated February 6, 2004. Based on the most recent amendment, Dimensional Fund has sole voting power with respect to 777,240 shares and shared voting power with respect to no shares of Common Stock, and sole dispositive power with respect to 777,240 shares and shared dispositive power with respect to no shares of Common Stock.

(6)	FMR Corp. has filed with the SEC an amended Schedule 13G, dated September 10, 2003. Based on the most recent amendment, FMR has sole voting power with respect to no shares and shared voting power with respect to no shares of Common Stock, and sole dispositive power with respect to 405,800 shares and shared dispositive power with respect to no shares of Common Stock.

(7)	Does not include [ ] shares which are beneficially owned by three trusts of which Mr. Norsworthy is a co-trustee and which are listed separately.

(8)	The number of shares beneficially owned includes shares of Common Stock of which such individuals have the right to acquire beneficial ownership either currently or within 60 days after the record date, upon the exercise of options, as follows: [ ] shares for Mr. Norsworthy, [ ] shares for Mr. Clifton, [ ] shares for Mr. Glancy, [ ] shares for Mr. McDonnell, and [ ] shares for all directors and officers as a group.

(9)	The number of shares beneficially owned includes shares in the Thrift Plan for Employees of Holly Corporation, Its Affiliates and Subsidiaries as follows: [ ] shares for Mr. Norsworthy, [ ] shares for Mr. Clifton, [ ] shares for Mr. Knorr and [ ] shares for all directors and officers as a group. All such shares are currently subject to the participant’s directions as to holding or selling such shares.

(10)	The named individuals are the life beneficiaries and members of their families are the residuary beneficiaries of these trusts. Substantially all of the [ ] shares are held in a limited partnership of which the general partner is a limited liability company owned and controlled by these trusts. The

98.5% limited partner in such partnership is a trust of which Mr. Norsworthy and Brown Brothers are co- trustees and under which, unless the life beneficiary of the trust exercises a power of appointment directing otherwise, residuary beneficiaries are the trusts for the benefit of Mr. Norsworthy, David Norsworthy and Nona Barrett of which Brown Brothers is the trustee.

(11)	The co-trustees share indirect voting and investment powers. Mr. Norsworthy disclaims that he is the beneficial owner except as to [ ] of these shares.

(12)	Mr. Knorr resigned his employment and his position as an executive officer with the Company effective March 19, 2004 but was a “named executive officer” of the Company based on his salary and bonus during Calendar 2003.

(13)	Includes [ ] shares as to which Mr. Hickerson disclaims beneficial ownership.

(14)	Includes [ ] shares as to which the holders of Common Stock disclaim beneficial ownership.

DIRECTORS

      The following table sets forth certain information regarding the directors of the Company. Each director’s term of office expires at the Annual Meeting. Offices with the Company have been held for at least five years, unless otherwise indicated.

Name of Nominee	Age		Title

Matthew P. Clifton	52		President of the Company, Director
W. John Glancy	62		Senior Vice President, General Counsel and Secretary, Director
William J. Gray	[61	]	Director
Marcus R. Hickerson	[76	]	Director
Thomas K. Matthews II	[76	]	Director
Robert G. McKenzie	[64	]	Director
Lamar Norsworthy	57		Chairman of the Board and Chief Executive Officer
Jack P. Reid	[66	]	Director
Paul T. Stoffel	[68	]	Director

      Matthew P. Clifton, a director since 1995, has been with the Company for over twenty years and has been President of the Company since 1995.

      W. John Glancy, a director from 1975 to 1995 and since September 1999, is Senior Vice President, General Counsel and Secretary of the Company. From December 1998 to September 1999, he was Senior Vice President, Legal of the Company and he has held the office of Secretary since April 1999. From 1997 through March 1999, he practiced law in the Law Offices of W. John Glancy in Dallas.

      William J. Gray, a director since September 1996, has served as a consultant to the Company since October, 2003, and served as a consultant to the Company from October 1999 through September 2001. Until October 1999, Mr. Gray was Senior Vice President, Marketing and Supply of the Company.

      Marcus R. Hickerson, a director since 1960, was a consultant to Centex Development Company from 1987 to 1999 and has been President of Waxahachie Community Development Corporation since October 1999.

      Thomas K. Matthews, II, a director since 1978, is a financial consultant.

      Robert G. McKenzie, a director since 1992, is a private consultant. From January 1990 to August 1999, he was Executive Vice President and Chief Operating Officer of Brown Brothers Harriman Trust Company of Texas.

      Lamar Norsworthy, a director since 1967, is Chairman of the Board and Chief Executive Officer of the Company. Mr. Norsworthy is also a director of Cooper Cameron Corporation.

      Jack P. Reid, a director since 1977, was a consultant to the Company from August 1999 through July 2002. Until August 1999, Mr. Reid was Executive Vice President, Refining, of the Company.

      Paul T. Stoffel, a director since 2001, is Chairman of Triple S Capital Corp. and of Paul Stoffel Investments, engaged in public and private equity investments. Mr. Stoffel is also a director of Centex Corporation.

Compensation of Directors

      Directors who are not employees of the Company or its subsidiaries are compensated by: (a) a $25,000 annual cash retainer, payable in four quarterly installments; (b) $1,500 for each meeting of the Board of Directors attended; (c) $1,500 for each Board committee meeting attended (limited to payment for one committee meeting per day); and (d) an annual grant of restricted shares equal in value to $40,000 on the date of grant. With respect to the restricted shares, the shares will have their restrictions lapse three years following the date of grant, and the director will receive both voting rights and dividend rights during the restricted period. In addition to the foregoing, each director who serves as the chairperson of a committee of the Board of Directors will also receive a $5,000 special annual retainer for his service as committee chair. Officers of the Company who also serve on the Board of Directors do not receive supplemental compensation for their service as directors.

MEETINGS AND COMMITTEES OF DIRECTORS

      In 2003, the Company changed it fiscal year end from July 31 to December 31. In this Proxy Statement, the twelve-month period ended December 31, 2003 is referred to as “Calendar 2003,” the five-month period ended December 31, 2002 is referred to as “Transition 2002,” the fiscal year ended July 31, 2002 is referred to as “Fiscal 2002,” and the fiscal year ended July 31, 2001 is referred to as “Fiscal 2001.”

      The Company’s Board of Directors is comprised of a majority of independent directors as defined in Section 121(A) of the American Stock Exchange listing standards. The Company’s Board of Directors had four meetings during Transition 2002 and thirteen meetings during Calendar 2003. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Public Policy Committee and the Executive Committee. Each of the Committees is appointed by the Board of Directors. During Transition 2002 and Calendar 2003, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of all committees of the Board of Directors on which that director served. The Company does not have a policy requiring the Chairman of the Board or directors to attend the Company’s Annual Meeting. Two of the Company’s directors attended the 2002 Annual Meeting of Stockholders.

      The current members of the Audit Committee are Messrs. Hickerson (Chairman), Matthews, McKenzie and Stoffel. The Audit Committee of the Board of Directors is responsible for monitoring the Company’s internal accounting controls, selecting and engaging independent auditors, reviewing quarterly and annual reports filed with the Securities and Exchange Commission (the “SEC”), and reviewing certain activities of the independent auditors and their reports and conclusions. In addition, the committee selects persons to conduct internal audits of certain Company transactions and related financial controls and reviews the reports developed from such internal audits. During Transition 2002, the committee met two times and during Calendar 2003, the committee met three times. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included in this Proxy Statement as Appendix B. All members of the Audit Committee are independent as independence is defined in Section 121(A) of the American Stock Exchange’s listing standards. The Board of Directors has determined that Mr. Hickerson satisfies the requirements of the SEC regulations for an “audit committee financial expert” and has designated Mr. Hickerson as the Company’s audit committee financial expert.

      The current members of the Compensation Committee are Messrs. Matthews (Chairman), Hickerson and McKenzie. The Compensation Committee of the Board of Directors is responsible for the oversight of compensation programs and plans that affect the executive officers of the Company. The committee determines the level of compensation paid to the Company’s Chief Executive Officer and all other executive officers. The committee is also responsible for establishing and overseeing the compensation program for non-employee directors who serve on the Company’s Board of Directors. The committee is comprised of three independent directors, as defined in the American Stock Exchange’s listing standards, who serve on the Board of Directors. During Transition 2002 the committee met two times and during Calendar 2003, the committee met four times.

      The current members of the Public Policy Committee are Messrs. McKenzie (Chairman), Gray, Hickerson, Matthews and Reid. The Public Policy Committee of the Board of Directors is responsible for reviewing the Company’s policies and procedures on matters of public and governmental concern that significantly affect the Company, including but not limited to environmental, occupational health and safety, and equal employment opportunity matters. The committee is also responsible for recommending to management and the Board of Directors the formulation or modification of policies and procedures concerning such matters. During Transition 2002, the committee met one time and during Calendar 2003, the committee met one time.

      The current members of the Executive Committee are Messrs. Clifton, Glancy, Norsworthy (Chairman) and Reid. The Executive Committee of the Board of Directors has the authority of the Board, to the extent permitted by law and subject to any limitations that may be specified from time to time by the Board, for the management of the business and affairs of the Company between meetings of the Board. During Transition 2002, the committee met three times and during Calendar 2003, the committee met six times.

      The Board of Directors approved the formation of a Nominating/ Corporate Governance Committee on March 25, 2004. The current members of the Nominating/ Corporate Governance Committee are Messrs. McKenzie (Chairman), Hickerson, Matthews and Stoffel. The Board of Directors has not adopted a written charter for the committee but is in the process of drafting a written charter addressing the responsibilities of the committee. The Board of Directors intends for the committee to be responsible for advising the Board of Directors concerning the appropriate composition of the Board of Directors and its committees (including identifying individuals qualified to serve on the Board of Directors and its committees), the selection of director nominees for each annual meeting of the Company’s stockholders, and appropriate corporate governance practices. The Nominating/ Corporate Governance Committee has not yet held any meetings. Prior to the formation of the Nominating/ Corporate Governance Committee, in accordance with the American Stock Exchange’s rules, director nominees have been selected by a majority of the Company’s independent directors.

STOCKHOLDER NOMINATING PROCEDURES

AND COMMUNICATIONS WITH THE BOARD

      The Company does not have a formal policy by which its stockholders may recommend director candidates, but the newly formed Nominating/ Corporate Governance Committee will consider candidates recommended by stockholders. A stockholder wishing to submit such a recommendation should send a letter to the Secretary of the Company at 100 Crescent Court, Suite 1600, Dallas, Texas 75201-6927. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the stockholder. At a minimum, candidates for election to the Board must meet the independence requirements of Section 121(A) of the American Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Candidates should also have relevant business and financial experience, and they must be able to read and understand fundamental financial statements. Candidates recommended by stockholders will be evaluated in the same manner as candidates recommended by anyone else, although the independent directors may prefer candidates who are personally known to the existing directors and whose reputations are highly regarded. The Nominating/ Corporate Governance Committee will consider all relevant qualifications as well as the needs of the Company in terms of compliance with the American Stock Exchange’s listing standards and SEC rules.

      Although the Company has not to date developed formal processes by which stockholders may communicate directly to directors, it believes that its informal process in which any communication sent to the Board of Directors in care of the Chairman or Secretary of the Company is forwarded to the Board of Directors for consideration, has served the Board of Director’s and the stockholders’ needs. There is no screening process, and all stockholder communications that are received by officers for the Board of Director’s attention are forwarded to the Board of Directors. In view of recently adopted SEC disclosure requirements relating to this issue, the Company may in the future consider development of more specific procedures. Until any other procedures are developed and posted on the Company’s corporate website, any communications to the Board of Directors should be sent to it in care of the Secretary of the Company.

EXECUTIVE OFFICERS

      The following table sets forth information regarding the Executive Officers of the Company and certain of its subsidiaries:

Name	Age	Title

Lamar Norsworthy	57	Chairman of the Board and Chief Executive Officer
Matthew P. Clifton	52	President
W. John Glancy	62	Senior Vice President, General Counsel and Secretary
John V. Genova	49	Executive Vice President, Refining and Marketing
James G. Townsend	48	Vice President, Pipelines and Terminals
Stephen J. McDonnell	53	Vice President and Chief Financial Officer

      John V. Genova was appointed Executive Vice President, Refining and Marketing of the Company in January 2004. Prior to joining the Company, Mr. Genova was Executive Assistant to the Chairman and General Manager, Corporate Planning of Exxon Mobil Corporation. In this role, he served as an officer of ExxonMobil. From December 1999 to April 2002, Mr. Genova was Director, International Gas Marketing for ExxonMobil International Ltd.. Mr. Genova was Deputy Vice President of the Gas Department of Exxon Company International from September 1998 to January 1999, at which time he was named Vice President of the Gas Department, Exxon Company International.

      Stephen J. McDonnell, was appointed Vice President and Chief Financial Officer of the Company in September 2001. From August 2000 to September 2001, he was Vice President, Finance and Corporate Development. Prior to joining the Company, Mr. McDonnell was employed by Central and South West Corporation as vice president in the mergers and acquisitions area from 1996 to June 2000.

      James G. Townsend was appointed Vice President, Pipelines and Terminals for the Company in 1997. Mr. Townsend served as Manager of Transportation for Navajo Refining Company, a wholly-owned subsidiary of the Company, from 1995 to 1997.

      The Executive Officers named above were elected by the Board of Directors to serve in such capacities until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal from office. Biographical information on Messrs. Clifton, Glancy and Norsworthy is set forth previously in this Proxy Statement. See “Directors.”

CODE OF BUSINESS CONDUCT AND ETHICS

      The Company has adopted a code of business conduct and ethics (the “Code of Ethics”) that applies to its principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions (the “Principal Financial Officers”). A copy of the Company’s Code of Ethics is posted on the Company’s Internet website at www.hollycorp.com and the Company intends to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of its Code of Ethics with respect to its Principal Financial Officers by posting such information on this Internet website.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The following table sets forth information concerning the cash and non-cash compensation provided or awarded by the Company to its Chief Executive Officer and the other four most highly compensated executive officers for all services rendered in all capacities to the Company and its subsidiaries. All references to stock options and shares of Common Stock reflect adjustments for the two-for-one stock split effective July 6, 2001.

Summary Compensation Table

				Long Term Compensation

				Awards		Payouts
		Annual Compensation
				Securities	Restricted	LTIP	All Other
		Salary	Bonus	Underlying	Stock Awards	Payouts	Compensation
Name and Principal Position	Fiscal Year	($)(1)	($)(1)(2)	Option/SARs (#)	($)(3)	($)	($)(4)

Lamar Norsworthy	Calendar 2003	539,240	521,280	—	—	—	16,705
Chairman of the Board	Transition 2002	221,000	—	—	—	—	2,176
and Chief Executive Officer	FYE 2002	510,000	280,500	—	—	—	14,511
	FYE 2001	490,576	765,000	120,000	—	—	6,994
Matthew P. Clifton	Calendar 2003	446,125	436,163	—	—	—	9,179
President	Transition 2002	182,835	—	—	—	—	285
	FYE 2002	422,004	198,342	—	—	—	7,499
	FYE 2001	405,600	632,000	106,000	—	—	7,311
W. John Glancy	Calendar 2003	233,630	214,370	—	—	—	7,595
Senior Vice President	Transition 2002	95,750	—	—	—	—	1,243
and General Counsel	FYE 2002	221,004	87,518	—	—	—	6,634
	FYE 2001	210,160	211,000	56,000	—	—	8,406
Stephen J. McDonnell	Calendar 2003	219,728	107,000	—	—	—	7,528
Vice President and	Transition 2002	89,655	—	—	—	—	1,535
Chief Financial Officer	FYE 2002	207,800	62,500	—	—	—	7,979
	FYE 2001	193,302	100,000	60,000	—	—	—
Johnny A. Knorr(5)	Calendar 2003	186,690	95,500	—	—	—	7,694
Vice President,	Transition 2002	76,350	—	—	—	—	2,354
Crude Oil Supply and Trading	FYE 2002	176,640	50,000	—	—	—	6,911
	FYE 2001	168,340	95,000	24,000	—	—	6,853

(1)	Any perquisites or other personal benefits received from the Company by any of the named executives were less than the lesser of $50,000 or 10% of the individual’s total annual salary and bonus.

(2)	The bonuses awarded to the Company’s named executive officers during Calendar 2003 were for that period and Transition 2002.

(3)	Restricted Stock Awards: On February 19, 2004, the Company granted restricted stock to the Company’s officers and other key employees, including the named executive officers. The restricted stock grants are time-lapse restricted shares with the restrictions lapsing ratably over a two-year restricted period. The price of Company stock at the time of the grant was $27.25 per share.

(4)	All Other Compensation — details for Calendar 2003 and Transition 2002:

Calendar 2003

		Company
	Dividends on	Matching
Name	Phantom Shares	Thrift Plan	Total

Lamar Norsworthy	$8,705	$8,000	$16,705
Matthew P. Clifton	$1,179	$8,000	$9,179
W. John Glancy	—	$7,595	$7,595
Stephen J. McDonnell	—	$7,528	$7,528
Johnny A. Knorr	$343	$7,351	$7,694

          Transition 2002

		Company
	Dividends on	Matching
Name	Phantom Shares	Thrift Plan	Total

Lamar Norsworthy	$2,176	$0	$2,176
Matthew P. Clifton	$285	$0	$285
W. John Glancy	—	$1,243	$1,243
Stephen J. McDonnell	—	$1,535	$1,535
Johnny A. Knorr	$86	$2,268	$2,354

(5)	Mr. Knorr resigned his employment and his position as an executive officer with the Company effective March 19, 2004 but was a “named executive officer” of the Company based on his salary and bonus during Calendar 2003.

Aggregated Option/ Stock Appreciation Right (SAR) Exercises In Last Fiscal Year

and Fiscal Year-End Option/ SAR Values

Calendar 2003

				Number of Securities
				Underlying Unexercised		Value of Unexercised In-the
				Options/SARs at		Money Options/SARs at
				December 31, 2003		December 31, 2003(2)
		Shares Acquired	Value
Name	Option Price	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Total — Norsworthy(1)	—	—	—	222,124	112,000	$4,417,210	$1,943,200
Total — Clifton	—	—	—	201,600	74,400	$3,376,900	$1,273,100
Total — Glancy	—	—	—	65,600	40,400	$970,800	$630,200
Total — McDonnell	—	—	—	32,000	28,000	$638,550	$529,700
Total — Knorr	—	—	—	13,600	21,600	$256,600	$381,400

Transition 2002

				Number of Securities		Value of Unexercised In-the-
				Underlying Unexercised		Money Options/SARs at
				Options/SARs at FY End		FY End(2)
		Shares Acquired	Value
Name	Option Price	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Total — Norsworthy(1)	—	—	—	158,124	176,000	$2,329,409	$2,143,200
Total — Clifton	—	—	—	164,400	111,600	$1,772,290	$1,318,310
Total — Glancy	—	—	—	44,400	61,600	$399,740	$602,360
Total — McDonnell	—	—	—	20,000	40,000	$291,900	$537,350
Total — Knorr	$7.00	8,000	$84,680	800	34,400	$10,580	$428,540

(1)	In addition to stock options for 208,000 shares of Common Stock exercisable at the end of Calendar 2003 and 144,000 shares of Common Stock exercisable at the end of Transition 2002, the named officer holds 14,124 Phantom Shares that were granted for past services and to compensate for the exclusion of the officer from the Employee Stock Ownership Plan (“ESOP”) in the 1986-88 fiscal years. Phantom Shares are unsecured rights to cash payments based on the market value of such shares at future dates. Payments based on market value of Common Stock are generally due 40 days after termination of employment or the date of final distribution to the officer under the ESOP unless the officer elects to defer payments to future dates that may not be later than 60 days after the officer’s death or permanent disability.

(2)	Calculated based on the fair market value of the Company’s Common Stock on December 31, 2003 ($27.50 per share) for Calendar 2003 minus the relevant exercise prices and on December 31, 2002 ($21.85) for Transition 2002 minus the relevant exercise price.

Bonus Arrangements

      The Company and its principal subsidiaries provide incentive bonuses for certain key personnel. Bonuses are based in part on the performance of the Company and in part on assessment of individual performance. See “Compensation Committee Report on Executive Compensation.”

Retirement Plan

      The Company has a noncontributory Retirement Plan for all permanent employees. The following table sets forth the estimated annual retirement benefits (subject to reduction for Social Security offsets) that would be payable in 2004 for certain salary ranges under the Retirement Plan and the Retirement Restoration Plan described below:

Pension Plan Table

	Years of credited service at normal retirement

Highest 3-year average pay	10	15	20	25	30	35

150,000	24,000	36,000	48,000	60,000	72,000	84,000
200,000	32,000	48,000	64,000	80,000	96,000	112,000
250,000	40,000	60,000	80,000	100,000	120,000	140,000
300,000	48,000	72,000	96,000	120,000	144,000	168,000
350,000	56,000	84,000	112,000	140,000	168,000	196,000
400,000	64,000	96,000	128,000	160,000	192,000	224,000
450,000	72,000	108,000	144,000	180,000	216,000	252,000
500,000	80,000	120,000	160,000	200,000	240,000	280,000
550,000	88,000	132,000	176,000	220,000	264,000	308,000
600,000	96,000	144,000	192,000	240,000	288,000	336,000

      The compensation covered by the Company’s retirement plans is the salary paid to each employee, the amount of which is shown in the Summary Compensation Table under the heading “Salary” for each named executive officer listed therein. At December 31, 2003, Messrs. Norsworthy, Clifton, Glancy, McDonnell, and Knorr were credited with 32, 23, 4, 3, and 30 years of service, respectively. Under the Retirement Plan, subject to certain age and length-of-service requirements, employees upon normal retirement are entitled to a life annuity with yearly pension payments equal to 1.6% of average annual base compensation during their highest compensated consecutive 36-month period of employment with the Company multiplied by total credited years of service, less 1.5% of primary Social Security benefits multiplied by such service years but not to exceed 45% of such benefits. Benefits up to limits set by the Internal Revenue Code are funded by Company contributions to the Retirement Plan, with the amounts determined on an actuarial basis. The Internal Revenue Code of 1986, as amended (the “Code”), currently limits benefits that may be covered by the Retirement Plan’s assets to $165,000 per year (subject to increases for future years based on price level changes) and limits the compensation that may be taken into account in computing such benefits to $205,000 per year (subject to certain upward adjustments for future years). Effective from the 1995 fiscal year, the Company has a Retirement Restoration Plan that provides for additional payments from the Company so that total Retirement Plan benefits for executives will be maintained at the levels provided in the Retirement Plan before the application of the limitations of the Code.

Thrift Plan

      The Company has a Thrift Plan, that is qualified under the Code, for eligible employees of the Company and its subsidiaries.

      Employees with at least one year of service may elect to participate in the Thrift Plan by making contributions to the Plan of from 2% to 18% of their compensation. The Company matches employee contributions up to 4% of their compensation, except for employees of Company subsidiaries in Artesia, New Mexico and Great Falls, Montana who are represented by the International Union of Operating Engineers and Paper, Allied-Industrial Chemical & Energy Workers International Union, respectively, for whom the Company matches employee contributions up to 6% of their compensation. In 2004, employee contributions that are made on a tax-deferred basis are limited to $13,000 per year. Employees may direct Company contributions to be invested in Common Stock. Company contributions vest upon the earlier of three years of credited service or termination of employment due to retirement, disability or death. Matching Company contributions for executive officers under the Thrift Plan have been included in the Summary Compensation Table under the column captioned “All Other Compensation.”

      Many employees of the Company and eligible affiliates with at least one year of service, other than employees covered by collective bargaining agreements, participated in an Employee Stock Ownership Plan (“ESOP”) established in 1985. Initially, the ESOP owned 1,500,000 shares of Common Stock. For the 1987 through the 1996 fiscal years, shares of Common Stock held by the ESOP were allocated to the accounts of participants for each fiscal year on the basis of payments of principal on the ESOP’s ten-year installment note issued to the Company in connection with the ESOP’s purchase of Common Stock from the Company. Shares were allocated to participants based on their compensation. Participants’ shares vest upon the earlier of five years’ credited service or termination of employment due to retirement, disability or death. For the year ending December 31, 2003, no shares of Common Stock held by the ESOP were allocated to participants since allocations after the 1996 fiscal year were effectively limited to allocations of forfeitures and there were no forfeitures for the year ending December 31, 2003. Effective August 1, 1999, the ESOP was merged into the Thrift Plan and each participant’s ESOP account became a Company Stock ESOP Account in the Thrift Plan. Over the twelve months ending October 2002, shares in the Company Stock ESOP Account for each participant were gradually shifted to each participant’s regular Thrift Plan account and consequently became subject to the participant’s directions as to holding or selling such shares.

ESOP Restoration Plan

      The Company adopted an ESOP restoration plan to provide additional benefits to executives whose allocations of shares of Company Common Stock from the ESOP for the 1995 and 1996 fiscal years were reduced because of the application of limitations of the Code. The ESOP provides for the grant to participants after the end of the 1995 and 1996 fiscal years of “phantom shares” equal in number to the number of shares not allocated to participants because of the limitations of the Code. The phantom shares under the plan are unsecured rights to cash payments based on dividends paid on shares of Common Stock and on the market value of such shares at future dates. Payments based on market value of Common Stock will generally be made at the time of a participant’s termination of employment or at the time of a final distribution to the participant under the ESOP unless the participant elects to defer payments over a 10-year period. A total of 30,940 phantom shares were granted to participants for the 1995 and 1996 fiscal year. Phantom shares held at December 31, 2003 by executive officers are as follows: 5,660 shares by Mr. Norsworthy, 2,680 by Mr. Clifton, none by Mr. Glancy, none by Mr. McDonnell, and 780 by Mr. Knorr.

Other Agreements

      In connection with Mr. Gray’s prior services to the Company as a consultant through September 30, 2001, the Company has agreed to continue to pay part of the cost of Mr. Gray’s medical insurance until age 65.

Equity Compensation Plan Table

      The following table summarizes information about the Company’s equity compensation plans as of December 31, 2003:

Number of Securities
Remaining Available
	Number of Securities		for Future Issuance
	to be Issued Upon	Weighted Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding
	Warrants and Rights	Warrants and Rights	Securities Reflected)

Equity compensation plans approved by security holders	1,347,200	$10.2489	944,000
Equity compensation plans not approved by security holders	—	—	—

Total	1,347,200		944,000

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

      The basic objective of the Company’s compensation program for executives is to provide levels of compensation that allow the Company to attract and retain productive executives who are motivated to protect and enhance the long-term value of the Company for its stockholders. The Company seeks to establish and maintain levels of compensation that will be competitive with levels for comparable companies within its industry sector. Competitive compensation levels are determined on the basis of available information on compensation paid by companies in the Company’s industry that are most similar to the Company, taking into account the Company’s size and place in the refining industry. In addition, the Company participates in and regularly reviews compensation surveys of the petroleum and refining industry conducted by a major independent executive compensation consulting firm. Executive compensation programs are intended to reward each executive based on Company performance and individual performance and to balance appropriately short-term and long-term considerations. The Company targets the median (50th percentile) of competitive pay data for establishing executive base salary levels and incentive opportunities.

Elements of Compensation

      The Company’s executive compensation programs and plans are comprised of the following elements:

•	Base salaries

•	Annual incentive (bonus) opportunities

•	Long-term incentive opportunities

•	Employee benefit plans available to all full-time, salaried employees of the Company

•	Supplemental benefits including benefits earned under the retirement restoration plan.

      Base salaries for executives are set at levels intended to be competitive at the 50th percentile of comparably-sized organizations in the petroleum and refining industry sector. Salaries are reviewed and adjusted annually; individual salary adjustments are made in consideration of the executive’s performance and contributions to the Company as well as the executive’s salary in relationship to competitive market data. Base salary adjustments were made during Transition 2002 and during Calendar 2003 for the named executive officers.

      Annual incentive or bonus awards are based on both an evaluation of the Company’s performance and an evaluation of the individual executive’s performance and contributions. Because of the relative size of the Company in the refining industry sector and the susceptibility of the Company and the industry to unexpected changes in circumstances that can have major impacts — positive or negative — on performance, the Company’s performance, as measured principally by net income, is evaluated by the Committee at the end of the fiscal year in light of the circumstances of the Company and the industry for the year completed. In this evaluation, particular consideration is given to the Company’s handling during the year of controllable elements affecting current and future results of operations and to the Company’s performance for the year as compared to historical levels. Further, the Committee also takes into account as appropriate any major differences between Company performance and the performance levels of other companies in the refining industry sector. In both Transition 2002 and Calendar 2003, the Committee determined that the Company’s financial performance warranted the payment of annual incentive awards at or near targeted levels for the named executive officers.

      Historically, the Company has used stock options as its principal form of long-term incentive compensation. During Transition 2002 and Calendar 2003, no grants or awards of stock options were made. During Calendar 2003, the Committee worked with advisors from an independent executive compensation consulting firm in revising its approach to long-term incentives. In February 2004, the Company granted both restricted stock and performance share units to the Company’s executive officers, including the named executive officers. The restricted stock grants, which make up an approximate 50 percent of the long-term award opportunity, are time-lapse restricted shares with the restrictions lapsing ratably over a two-year restricted period. It is expected that, in the case of future restricted stock grants, the grants will provide for restrictions that will lapse over a five-year period. During the restricted period, executives will be able to receive dividends on the restricted shares as well as the voting rights associated with such shares. The performance share unit grant, which also accounts for an approximate 50 percent of the long-term incentive opportunity, is the grant of a contingent number of common-stock equivalents in the form of units that are to be earned over a one-year performance period. It is expected that future performance share unit grants will provide that they will be earned over a three-year performance period. The number of performance share units earned will be based upon the Company’s total stockholder return as compared to a select group of refinery industry sector peer companies. The number of performance share units earned may be anywhere in the range of zero to 200 percent of the number of units granted, depending upon the Company’s relative total stockholder return. The value of the award at the conclusion of the performance period will be based upon both the number of performance share units earned and the price of the Company’s common shares at the end of the period. All performance share units will be paid in the form of cash.

Compensation of the Chairman and Chief Executive Officer

      The compensation of the Company’s Chairman of the Board and Chief Executive Officer, Lamar Norsworthy, is determined by the Committee based on consideration of the compensation programs and principles described above. During the two reporting periods covered by this Committee report, Mr. Norsworthy received salary adjustments. In addition, for these two periods, Mr. Norsworthy received annual incentive awards totaling $521,280 for Transition 2002 and Calendar 2003. Such awards were made based on consideration of the Company’s net income performance during these periods and other factors, including Mr. Norsworthy’s role in the Company’s acquisition of the Woods Cross Refinery and an additional 45% interest in Rio Grande Pipeline Company. All compensation awarded to Mr. Norsworthy during the two reporting periods is reflected in and fully described in the Summary Compensation Table set forth above. In addition, Mr. Norsworthy received awards of long-term incentive compensation in the form of 28,000 restricted shares and 28,000 performance share units on February 19, 2004, based on consideration of the success of the Company versus its peer group and the fact that the Company had not granted the Chief Executive Officer any equity-based incentive compensation since March 2001.

Deductibility of Executive Compensation

      With respect to Section 162(m) of the Code and underlying regulations pertaining to the deductibility of compensation to named executive officers in excess of $1 million, the Compensation Committee has adopted a policy to comply with such limitations to the extent practicable. The Company’s long-term incentive compensation plan has been approved by stockholders; certain elements of the plan are designed to provide performance-based incentive compensation which would be fully deductible under Section 162(m). However, the Compensation Committee has also determined that some flexibility is required, notwithstanding the statutory and regulatory provisions, in negotiating and implementing the Company’s incentive compensation programs. It has, therefore, retained the discretion to award some bonus payments based on non-quantitative performance measurements and other criteria that it may determine, in its discretion, from time to time.

Compensation Committee of the Board of Directors

Thomas K. Matthews, II, Chairman	Marcus R. Hickerson Robert G. McKenzie

      The Compensation Committee Report on Executive Compensation will not be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates such report by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation Committee of the Board of Directors during the year ending December 31, 2003 were Messrs. Mathews (Chairman), Hickerson and McKenzie. None of the members of the Committee was an officer or employee of the Company or any of its subsidiaries during the year ending December 31, 2003. Mr. Hickerson was an officer of the Company from December 1961 to April 1971. No executive officer of the Company served as a director or member of the compensation committee of another entity that had an executive officer serving as a member of the Company’s Board of Directors or the Compensation Committee.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2003 and has discussed with representatives of Ernst & Young LLP, the Company’s independent auditors for the year ended December 31, 2003, the matters required to be discussed by Statement on Auditing Standards No. 61, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as currently in effect, and has discussed with representatives of Ernst & Young LLP the independence of Ernst & Young LLP. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

Audit Committee of the Board of Directors

Marcus R. Hickerson, Chairman	Thomas K. Matthews, II Robert G. McKenzie Paul T. Stoffel

      The Audit Committee Report will not be deemed proxy soliciting material and will not be incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such report by reference.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors of the Company has selected Ernst & Young LLP, independent certified public accountants, to audit the books, records and accounts of the Company and its consolidated subsidiaries for the 2004 calendar year. Ernst & Young LLP has conducted such audits since 1977. It is expected that a representative of such firm will be present in person or by conference telephone at the Annual Meeting, will have an opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.

AUDIT FEES

      The following table sets forth the fees paid to Ernst & Young LLP for services provided during Calendar 2003, Transition 2002 and Fiscal 2002:

	Calendar 2003	Transition 2002	Fiscal 2002

Audit Fees(1)	$911,460	$227,000	$365,000
Audit-Related Fees(2)	83,188	—	40,000
Tax Fees(3)	377,864	122,316	480,169
All Other Fees	—	—	—

Total	$1,372,512	$349,316	$885,669

(1)	Represents fees for professional services provided in connection with the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements and audits performed as part of the Company’s registration statement, filings.

(2)	Represents fees for professional services in connection with the Company’s benefit plans and evaluation of its system of internal control.

(3)	Represents fees for professional services in connection with tax compliance and planning.

      The Company has adopted a policy to pre-approve audit, audit-related, tax and other fees proposed to be provided by the Company’s independent auditors, with the Audit Committee approving all such services prior to engagement.

STOCK PERFORMANCE GRAPH

      Set forth below is a line graph comparing, for the period commencing July 1, 1998 and ending December 31, 2003, the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock to the cumulative total return of the S&P Composite 500 Stock Index and of an industry peer group chosen by the Company. The stock price performance depicted in the foregoing graph is not necessarily indicative of future price performance. The graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such graph by reference.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

	Fiscal Year Ending

Company/Index	July 1998	July 1999	July 2000	July 2001	July 2002	Dec. 2002	Dec. 2003

Holly Corporation	$100.00	$64.67	$54.78	$154.91	$163.10	$214.19	$273.99
S&P 500 Index	$100.00	$120.20	$130.99	$112.22	$85.70	$83.38	$107.30
Old Peer Group(2)	$100.00	$90.95	$88.11	$146.99	$144.68	$149.99	$217.55
New Peer Group(2)	$100.00	$90.95	$88.11	$146.99	$144.68	$149.63	$210.72

(1)	The amounts shown assume that the value of the investment in the Company and each index was $100 on January 1, 1998 and that all dividends were reinvested.

(2)	The Company has altered the composition of its peer group this year. The objective in selecting the New Peer Group, as it was in selecting the Old Peer Group, is to select companies that are similar to the Company in regards to petroleum refining operations. The Company has added Premcor, Inc. to the New Peer Group because the primary business of Premcor, Inc. is crude oil refining and wholesale marketing of refined petroleum products. Premcor, Inc. is included from 2003 forward after it went public in April 2002. The New Peer Group is made up of Crown Central Petroleum Corporation (no longer publicly traded since March 2001), Frontier Oil Corporation, Giant Industries, Inc., Premcor, Inc., Sunoco, Inc., Tesoro Petroleum Corp., Tosco Corporation (acquired September 2001 by ConocoPhillips), Ultramar Diamond Shamrock Corporation (acquired January 2002 by Valero Energy Corporation) and Valero Energy Corporation. Most of the peer group companies are also engaged in retail gasoline marketing in addition to their refining activities. Additionally, most of the peer companies are substantially larger than the Company in terms of assets and sales.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      Neale Hickerson, who is employed by the Company as Vice President, Treasury and Investor Relations, is the son of Marcus R. Hickerson, a director of the Company. Neale Hickerson was paid compensation in the amount of $168,720 during Calendar 2003.

      Michael Clifton, who is employed by the Company as a business analyst, is the son of Matthew P. Clifton, the President and a director of the Company. Michael Clifton was paid compensation in the amount of $61,004 during Calendar 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of its shares of Common Stock to file with the Commission and the New York Stock Exchange initial reports of ownership of shares of Common Stock and reports of changes in such ownership. The Commission’s rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, all such reports concerning beneficial ownership were filed in a timely manner by reporting persons except for reports on grants of 484.262 phantom shares to each of Messrs. William J. Gray, Marcus R. Hickerson, Thomas K. Matthews, Robert G. McKenzie, II, Jack P. Reid, and Paul T. Stoffel on December 12, 2002, which should have been reported by each person on a Form 4 for December 2002 but which were reported as late items on each person’s Form 5 for the period August 1, 2002 through December 31, 2003, which was filed on February 13, 2004.

ADDITIONAL INFORMATION

Stockholder Proposals

      Proposals of stockholders to be considered for presentation at the Company’s 2005 Annual Meeting should be received by the Company by January [     ], 2005, in order to be considered for inclusion in the proxy statement for that meeting. Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, the Company management will have discretionary authority to vote on any matter of which the Company does not receive notice by March [     ], 2005, with respect to proxies submitted for the Company’s 2005 Annual Meeting.

Other Matters

      The Board of Directors of the Company does not know of any other matters to be acted upon at the meeting. However, if any other matter properly comes before the meeting, the persons voting the proxies will vote them in accordance with their best judgment.

Financial Statements Available

      A copy of the Company’s 2004 Annual Report containing the audited consolidated balance sheets at December 31, 2003 and 2002, and July 31, 2002, and the related consolidated statements of income, cash flows, stockholders’ equity and comprehensive income for the year ended December 31, 2003, the five month period ended December 31, 2002, and the fiscal years ended July 31, 2002 and 2001, is being mailed with this Proxy Statement to stockholders entitled to notice of the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.

Voting Via the Internet or By Telephone

      If you have shares registered directly with the Company’s transfer agent, you may choose to vote those shares via the Internet or by telephone. Specific instructions for registered stockholders interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. If you hold shares with a broker or bank, you may also be eligible to vote via the Internet or by telephone if your broker or bank participates in the proxy voting program provided by ADP Investor Communication Services. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions.

      Votes submitted via the Internet or by telephone must be received by the transfer agent by 12:00 a.m. Eastern Standard Time on May 12, 2004. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Counsel has advised the Company that the Internet voting procedures that have been made available are consistent with the requirements of applicable law. A stockholder voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

W. JOHN GLANCY
Secretary

APPENDIX A

TEXT OF PROPOSED AMENDMENT

TO
RESTATED CERTIFICATE OF INCORPORATION
OF
HOLLY CORPORATION

      The Board of Directors of the Corporation proposes an amendment to the Restated Certificate of Incorporation of the Corporation to amend the first paragraph of ARTICLE FOURTH to read as follows:

ARTICLE FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Fifty-One Million (51,000,000) shares, of which One Million (1,000,000) shares of the par value of One Dollar ($1.00) each, amounting in the aggregate to One Million Dollars ($1,000,000), shall be Preferred Stock, and of which Fifty Million (50,000,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to Five Hundred Thousand Dollars ($500,000), shall be Common Stock.

A-1

APPENDIX B

AUDIT COMMITTEE CHARTER

HOLLY CORPORATION

AUDIT COMMITTEE CHARTER
Amended and Restated
Adopted by the Board of Directors
November 14, 2003

      Organization and Membership: The Holly Corporation Audit Committee (the “Committee”) shall consist of at least three directors, one of whom shall be designated by the Board of Directors (the “Board”) as the Chairman. The members of the Committee shall be elected by the Board or a nominating committee of the Board annually and shall serve until their successors shall be duly elected and qualified. The Committee shall have as members only Directors of Holly Corporation (the “Company”) who are independent under the standards applicable to companies whose shares are listed on the American Stock Exchange (“AMEX”) and applicable regulations of the Securities and Exchange Commission (the “SEC”). Each member of the Committee shall be financially literate and shall meet any additional requirements applicable under SEC regulations and AMEX listing standards. Notwithstanding the foregoing membership requirements, no action of the Committee shall be invalid by reason of any such requirement not being met at the time such action is taken.

      Statement of Policy: The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the stockholders of the Company relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the independent auditors’ qualifications and independence, the selection, engagement and retention of independent auditors, the annual independent audit of the Company’s financial statements, the performance of the Company’s internal audit function, and legal compliance and ethics programs as established by management and the Board.

      Meetings: Consistent with its duties and responsibilities, the Committee shall meet at least four times annually to review and discuss with management the financial information of the Company and shall meet as many additional times as the members deem necessary or appropriate to fulfill their duties in accordance with this Charter. The Committee should meet at least annually in separate executive sessions with management, those performing the internal audit function, and the independent auditors to discuss any matters that the Committee or any of these groups believes should be discussed privately.

      Functions and Limitations: The function of the Committee is oversight in accordance with the responsibilities and powers set forth in this Charter. Management and the independent auditors for the Company are accountable to the Committee. Management of the Company, not the Committee, is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, not the Committee, are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and, although they meet the applicable membership requirements, are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Absent actual knowledge to the contrary (which shall be promptly reported to the Board), each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and independent from the Company from which the Committee receives information and (ii) the accuracy of the financial and other information provided to the Committee by persons or organizations.

      Accountability of the Independent Auditors: The Company’s independent auditors are accountable to and report directly to the Committee. The Committee shall have the sole authority and responsibility with respect to the appointment, engagement, compensation, oversight, evaluation and, where appropriate, dismissal of the Company’s independent auditors.

      Responsibilities and Processes: The Committee shall have the authority to take all actions it deems advisable to fulfill its responsibilities and duties.

      The Committee has the authority to retain, on such terms as the Committee deems necessary or advisable, professional advisors to advise the Committee, including, without limitation, legal counsel, accounting experts or other consultants, which may be the same as or different from the Company’s primary legal counsel, accounting experts and other consultants, as the Committee deems necessary or advisable in connection with the exercise of its powers and responsibilities as set forth in this Charter.

      The Committee shall be responsible for the resolution of any disagreements between the independent auditors and management regarding the Company’s accounting or financial reporting practices.

      The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors employed by the Company for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company and to any persons performing internal audit functions, legal counsel, accounting advisors or other consultants employed by the Committee.

      The Chairman shall make regular reports to the Board on the Committee’s activities.

      The Committee may perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation and Bylaws, the rules of the AMEX and governing law as the Committee or the Board deems necessary or appropriate.

      The Committee will, as it deems necessary in its business judgment, carry out the following processes:

      Relationship with Independent Auditors:

1. Annually select and engage the Company’s independent auditors retained to audit the financial statements of the Company.

2. Review and pre-approve the independent auditor’s auditing services (including comfort letters), non-audit services (subject to any applicable de minimis exception) and related fees.

3. Review the Company’s disclosures in the Company’s periodic reports filed with the SEC regarding any approved non-audit services provided or to be provided by the independent auditors.

4. Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take, or recommend the full Board take, appropriate action to oversee the independence of the independent auditors.

5. Provide for the rotation of the lead audit partner having responsibility for the audit and the concurring review partner responsible for reviewing the audit in accordance with applicable AMEX listing standards and applicable rules and regulations of the SEC.

6. Set, and periodically review and modify as appropriate, clear policies with respect to the Company’s hiring of employees or former employees of the Company’s independent auditors.

7. Periodically obtain and review a report from the independent auditors regarding all relationships between the independent auditors and the Company that may impact the independent auditors’ objectivity and independence, and discuss such report with the independent auditors. The Committee shall recommend to the Board any appropriate action in response to the written report that the Committee deems necessary to satisfy itself of the independence and objectivity of the independent auditors.

8. Periodically obtain and review reports from the independent auditors that include (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of the alternative treatments, and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and management.

      Review:

9. Annually approve a report meeting the requirements of any applicable regulations of the SEC for inclusion in the Company’s proxy statement relating to the Company’s annual meeting of stockholders.

10. Review with management and the independent auditors the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K prior to the filing of each such report. Such review shall be conducted by the Committee or by the Chairman or a member designated by the Chairman.

11. Review and discuss with management and the independent auditors the Company’s quarterly and annual financial information, including matters required to be reviewed under applicable legal, regulatory or AMEX requirements.

12. Review and, as appropriate, discuss with financial management the Company’s earnings releases, including the use of any “non-GAAP financial measures.”

13. Upon completion of any annual audit, meet separately with the independent auditors and management and review the Company’s financial statements and related notes, the results of their audit, any report or opinion rendered in connection therewith, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, any significant disagreements with management concerning accounting or disclosure matters, any significant adjustment proposed by the independent auditors, and the adequacy and integrity of the Company’s internal accounting controls and the extent to which major recommendations made by the independent auditors have been implemented or resolved.

14. Regularly review with the Company’s independent auditors any audit problems or difficulties and management’s responses.

15. Review and consider with the independent auditors and management the matters required to be discussed by Statement of Auditing Standards No. 61. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the foregoing review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

16. Discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.

17. Select and contract with appropriate persons to perform the internal audit function.

18. Direct the scope of the duties and activities of those performing the internal audit function, who shall report directly to the Committee.

19. Periodically meet and review with those performing the internal audit function internal audit reports and the progress of activities and any findings of major significance stemming from internal audits.

20. Receive periodic reports from management on all matters within the Committee’s areas of responsibility, including as appropriate (i) the Company’s accounting and financial reporting practices, (ii) accounting, financial reporting, legal and tax developments of significance to the Company, and (iii) the status and results of special studies conducted for the Company by independent auditors.

      Process Improvement:

21. Annually review the continued adequacy of the Committee’s Charter and report the results of the review along with recommendations, if necessary, to the Board.

22. Conduct an annual evaluation with the Board regarding the performance of the Committee.

23. Discuss with management the Company’s guidelines and policies governing the Company’s process of risk assessment and risk management.

24. Regularly apprise the Board, through minutes and special presentations as necessary, of significant developments in the course of performing the Committee’s duties.

      Ethical and Legal Compliance:

25. Establish, and periodically review and modify as appropriate, procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls, and auditing matters and for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

26. Review any disclosures provided by the Chairman of the Board and Chief Executive Officer or the Chief Financial Officer to the Committee regarding (i) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud which involves management or other employees who have a significant role in the Company’s internal controls.

      General Limitations:

•	Nothing in this Charter will, or will be deemed to, increase, expand or modify in any manner adverse to any member of the Committee the duties, obligations, or responsibilities of any member of the Committee, it being the intent and purpose of this Charter to grant enabling power to the Committee.

•	Nothing in this Charter will, or will be deemed to, decrease or modify in any manner adverse to any member of the Committee, such member’s right to rely on statements and certifications made by the Company’s officers, employees, agents, counsel, experts and auditors.

•	Nothing in this Charter will, or will be deemed to, adversely affect in any manner the rights of members of the Committee to indemnification and advancement of expenses under the By-Laws of the Company or under any contract, agreement, arrangement or understanding benefitting such member.

•	No provision of this Charter will be construed to create for the Committee or its members legally enforceable duties, liabilities or obligations in addition to duties, liabilities or obligations otherwise applicable to the Committee or its members.

0                    ■

PROXY

HOLLY CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — MAY 13, 2004

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Lamar Norsworthy, Gerard L. Regard, Matthew P. Clifton and Kathryn H. Walker, or any of them or their substitutes, are hereby appointed proxies to represent and to vote the stock of Holly Corporation standing in the name(s) of the undersigned at the Annual Meeting of Stockholders to be held in Artesia, New Mexico on May 13, 2004, and at all adjournments thereof.

TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS YOU DO NOT NEED TO MARK ANY OF THE BOXES, JUST DATE AND SIGN ON THE REVERSE SIDE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE	SEE REVERSE SIDE

■		14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF

HOLLY CORPORATION

May 13, 2004

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
ACCOUNT NUMBER

- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet. â

■
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES AND “FOR” ITEM 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Election of Directors:				2.	Approval of amending the Company's Restated Certificate of Incorporation	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
		NOMINEES
☐	FOR ALL NOMINEES	O O O O O O O O O	M.P. Clifton W.J. Glancy W.J. Gray M.R. Hickerson T.K. Matthews R.G. McKenzie L. Norsworthy J.P. Reid P.T. Stoffel		3.	Other Business - Voting upon any other business properly brought before the meeting or any adjournment thereof.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
This proxy when properly executed will be voted as directed. If no direction is given, it will be voted FOR the election of all nominees as directors, FOR the approval of amending the Company's Restated Certificate of Incorporation and in the discretion of those authorized to vote this proxy on any other business.

Receipt of the Company's Annual Report for its 2003 fiscal year, Notice of Annual Meeting and related Proxy Statement is hereby acknowledged, and all former proxies are hereby revoked.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■